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                                                                    EXHIBIT 99.2


HCA                                                         news
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                                                          FOR IMMEDIATE RELEASE
INVESTOR CONTACT:                                         MEDIA CONTACT:
Mark Kimbrough                                            Jeff Prescott
615-344-2688                                              615-344-5708

              HCA ENTERS INTO MERGER AGREEMENT WITH PRIVATE EQUITY
                                   CONSORTIUM
  HCA STOCKHOLDERS TO RECEIVE $51 PER SHARE; TRANSACTION VALUED AT $33 BILLION

Nashville, Tenn., July 24, 2006 --- HCA (NYSE: HCA), a leading health care services company, and Bain Capital, Kohlberg Kravis Roberts & Co., and Merrill Lynch Global Private Equity announced today the execution of a definitive merger agreement under which affiliates of the private equity sponsors and HCA Founder Dr. Thomas F. Frist, Jr. will acquire HCA in a transaction valued at approximately $33 billion, including the assumption or repayment of approximately $11.7 billion of debt.

Under the terms of the agreement, HCA stockholders will receive $51 in cash for each share of HCA common stock they hold, representing a premium of approximately 18% to HCA's closing share price on July 18, 2006, the last trading day prior to press reports of rumors regarding a potential acquisition of HCA.

The board of directors of HCA, on the unanimous recommendation of a special committee comprised entirely of disinterested directors, has approved the merger agreement and has resolved to recommend that HCA's stockholders adopt the agreement.

In the event the transaction closes, members of HCA's senior management team have also agreed to reinvest a portion of their HCA equity into the acquiring entity or an affiliate thereof. Dr. Thomas Frist, Jr. and certain related persons have reached agreements to vote their shares in favor of the transaction.

Jack O. Bovender, Jr., HCA Chairman and CEO, said, "After careful analysis, the special committee and the board have endorsed this transaction as being in the best interests of our shareholders. We are very pleased to have an experienced group of investors who are committed to maintaining our company's culture of a patients-first approach to high quality, compassionate care. They are also committed to the welfare of our colleagues across the company who carry out that mission every day. These are the principles on which HCA was founded."


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Pending the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as satisfaction of other customary closing conditions, the transaction is expected to be completed in the fourth quarter of 2006. The transaction will be financed through a combination of equity contributed by the private equity consortium, Dr. Thomas Frist, Jr., and members of management, and debt financing that has been committed by Bank of America, Citigroup Global Markets, JPMorgan, and Merrill Lynch Capital Corporation, subject to customary conditions.

There is no financing condition to the obligations of the private equity consortium to consummate the transaction.

Under the merger agreement, HCA may solicit superior proposals from third parties during the next 50 days. In accordance with the agreement, the board of directors of HCA, through its special committee and with the assistance of its independent advisors, intends to actively solicit superior proposals during this period. HCA advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction. HCA does not intend to disclose developments with respect to the solicitation process unless and until its board of directors has made a decision.

"This is a truly landmark deal, and we are pleased to partner with the management team led by Jack Bovender, Dr. Thomas Frist, Jr. and our fellow equity sponsors," said Stephen Pagliuca, a Managing Director at Bain Capital. "HCA is the largest and most sophisticated operator in the U.S. hospital industry, delivering high quality and cost effective healthcare as well as a track record of consistent growth. We look forward to putting our extensive healthcare experience to work in order to support management in growing this outstanding company."

Michael Michelson, a Member of KKR, stated, "HCA provides world class patient care on a unique scale in this country and is an indispensable part of the communities it serves. We are delighted to be joining with HCA's talented management, Dr. Thomas Frist, Jr., and our private equity partners to continue to build the company's franchise of high quality clinical care. KKR's experienced healthcare team looks forward to providing strong support for HCA's future growth, including continuing to invest substantial capital in its facilities."

Dr. Thomas Frist, Jr. said of the pending transaction, "This transaction will position the company to continue its tradition of high-quality service provided with genuine caring. In addition, the transaction will position the company and its employees for sustained future success."

Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated are acting as financial advisors to the special committee. Credit Suisse and Morgan Stanley have each delivered a fairness opinion to the special committee. Shearman & Sterling LLP is acting as legal advisor for the special committee and Bass Berry & Sims PLC is acting as legal advisor for HCA.

Merrill Lynch & Co. acted as lead M&A advisor, and Banc of America Securities LLC, Citigroup Global Markets, and JPMorgan acted as M&A advisors, to the private equity


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consortium. Simpson Thacher & Bartlett LLP is acting as legal advisor to the private equity consortium.

The transaction does not require the consent of the Company's unsecured noteholders. It is currently intended that substantially all of the Company's 8.850% Medium Term Notes due 2007, 7.000% Notes due 2007, 7.250% Notes due 2008, 5.250% Notes due 2008 and 5.500% Notes due 2009 (or an equivalent amount of the Company's other existing notes) will either be tendered for or repaid. The transaction is not, however, conditioned upon any such tender or repayment. The Company's remaining unsecured notes are expected to remain outstanding and will not be equally and ratably secured with the new debt raised to finance the transaction.

ABOUT HCA

HCA Inc. is a holding company whose affiliates own and operate hospitals and related health care entities. The term "affiliates" includes direct and indirect subsidiaries of HCA Inc. and partnerships and joint ventures in which such subsidiaries are partners. At June 30, 2006, these affiliates owned and operated 176 hospitals, 92 freestanding surgery centers and facilities which provided extensive outpatient and ancillary services. Affiliates of HCA Inc. are also partners in joint ventures that own and operate seven hospitals and seven freestanding surgery centers which are accounted for using the equity method. The Company's facilities are located in 21 states, England and Switzerland.

ABOUT BAIN CAPITAL

Bain Capital is one of the world's leading private investment firms, with over 20 years of experience in management buyouts, and offices in Boston, New York, London, Munich, Hong Kong, Shanghai and Tokyo. For more information, visit www.baincapital.com.

ABOUT KKR

KKR is one of the world's oldest and most experienced private equity firms specializing in management buyouts, with offices in New York, Menlo Park, California, London, Paris, Hong Kong and Tokyo. For more information, visit www.kkr.com.

ABOUT MERRILL LYNCH GLOBAL PRIVATE EQUITY

Merrill Lynch Global Private Equity is the private equity investment arm of Merrill Lynch & Co, Inc. For more information visit www.ml.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, HCA will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy


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statement (when available) and other documents filed by HCA at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from HCA by directing such request to HCA Inc., Office of Investor Relations, One Park Plaza, Nashville, Tennessee 37203, telephone: (615) 344-2068.

HCA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of HCA's participants in the solicitation, which may be different than those of HCA stockholders generally, is set forth in HCA's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current HCA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
(2) the outcome of any legal proceedings that may be instituted against HCA and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond HCA's ability to control or predict. HCA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.




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